UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2019

New Media Investment Group Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36097	38-3910250
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1345 Avenue of the Americas
New York, NY 10105
212-479-3160
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	NEWM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01-  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Agreement and Plan of Merger with Gannett

On August 5, 2019, New Media Investment Group Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Gannett Co., Inc., a Delaware corporation (“Gannett”), Arctic Holdings LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“Intermediate Holdco”), and Arctic Acquisition Corp., a Delaware corporation and a directly wholly owned subsidiary of Intermediate Holdco (“Merger Sub”), pursuant to which, subject to the terms and conditions of the Merger Agreement, Merger Sub will merge with and into Gannett, with Gannett continuing as the surviving corporation and a wholly owned subsidiary of Intermediate Holdco (the “Merger”).  In connection with the execution of the Merger Agreement, the Company also entered into the Amended and Restated Management and Advisory Agreement (the “Amended Management Agreement”) with FIG LLC (the “Manager”), an affiliate of Fortress Investment Group LLC (“Fortress”), as described further under the heading “Amended and Restated Management Agreement” below.

The board of directors of the Company unanimously approved the Merger Agreement and the transactions contemplated thereby and the Amended Management Agreement following the recommendation of a transaction committee consisting solely of independent and disinterested directors of the Company, to which the board of directors had delegated all power and authority that may otherwise be exercised by the board of directors in reviewing, evaluating, and negotiating a potential transaction with Gannett.

Merger Consideration and Treatment of Equity Awards

Subject to the terms and conditions of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of common stock, par value $0.01 per share, of Gannett (“Gannett Common Stock”) issued and outstanding immediately prior to the Effective Time (subject to limited exceptions, including shares as to which dissenters’ rights have been properly exercised in accordance with Delaware law) shall be converted automatically into (A) 0.5427 of a fully paid and nonassessable share of common stock, par value $0.01 per share, of the Company (“Company Common Stock”), and (B) the right to receive $6.25 in cash, without interest, plus cash in lieu of any fractional shares of Company Common Stock that otherwise would have been issued (collectively, the “Merger Consideration”).  Immediately following the Effective Time, holders of Company Common Stock will own approximately 50.5% of the outstanding shares of the Company and holders of Gannett Common Stock will own approximately 49.5% of the outstanding shares of the Company.

Pursuant to the Merger Agreement, at the Effective Time, Gannett stock options shall be cashed out based on the cash value of the Merger Consideration, less the applicable option exercise price; Gannett restricted stock units shall be converted into Company restricted stock units based on the value of the Merger Consideration, which will generally be subject to the same terms and conditions as applied to the original Gannett award, except that Gannett restricted stock units held by non-employee directors of Gannett shall be converted into the Merger Consideration; Gannett performance shares shall be converted into Company time-based restricted stock units based on the value of the Merger Consideration and assuming achievement of applicable performance goals in accordance with the terms of the Merger Agreement, which will generally be subject to the same terms and conditions as applied to the original Gannett award (other than performance-based vesting conditions); Gannett restricted stock awards shall be converted into the Merger Consideration; and Gannett phantom share units shall be converted into equivalent Company phantom share units, which will generally be subject to the same terms and conditions as the original Gannett award.

Governance Matters

At the Effective Time, the board of directors of the Company will be comprised of nine directors, consisting of five independent members of the board of directors of the Company, three independent members of the board of directors of Gannett and the Chief Executive Officer (“CEO”) of the Company.  The Company currently has three independent directors and is currently in the process of identifying two additional directors to serve on the board of directors of the Company.

Effective as of the Effective Time, the board of directors of the Company will create a committee whose responsibilities will be to assist the board of the directors in achieving the Company’s digital transformation (the “Transformation Committee”).  The Transformation Committee will be comprised of four directors, consisting of two independent members of the board of directors of the Company and two independent members of the board of directors of Gannett.

The parties have agreed to certain post-closing governance matters in the Merger Agreement.  At the Effective Time, the CEO of the Company will continue to serve as the CEO of the Company, and the CEO of Gannett as of the date of the Merger Agreement will serve as the CEO of all of the Company’s operating subsidiaries, provided such person is serving as the CEO of Gannett immediately prior to the Effective Time.

The Merger Agreement also provides that the Company’s operating subsidiaries will operate under the “Gannett” brand as of or within a reasonable time following the Effective Time.  In addition, from and after the Effective Time, Gannett’s headquarters in McLean, Virginia will serve as the headquarters of the combined company.

Conditions to the Merger

Consummation of the Merger is subject to certain closing conditions, including (i) the approval by Gannett’s stockholders and the Company’s stockholders (in the case of the Company stockholder approval, disregarding any shares held by certain affiliates of Fortress), (ii) the absence of any law, injunction or order prohibiting the Merger, (iii) the receipt of required regulatory clearances, including the expiration or termination of the applicable waiting period (and any extension thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and obtaining the necessary clearance from the European Commission, (iv) the effectiveness of the Registration Statement on Form S-4 to be filed by the Company pursuant to which the shares of Company Common Stock to be issued in connection with the Merger will be registered with the Securities and Exchange Commission (the “SEC”), (v) listing approval for shares of Company Common Stock to be issued in connection with the Merger on the NYSE and (vi) there being no changes made to the Amended Management Agreement following the execution of the Merger Agreement.

Termination

The Merger Agreement contains certain termination rights for each of the Company and Gannett, including, among others, the right to terminate the Merger Agreement (i) if the consummation of the Merger does not occur on or before February 5, 2020, subject to extension to May 5, 2020, if required regulatory clearances have not ben obtained but all other closing conditions have been satisfied (or are capable of being satisfied) at such time, (ii) if either party fails to obtain the approval of its stockholders, (iii) subject to certain conditions, to enter into a definitive agreement with respect to a Superior Proposal (as such term is defined in the Merger Agreement) prior to the receipt of the approval of its stockholders, or (iv) subject to certain conditions, if, prior to the receipt of the approval of the other party’s stockholders, the other party’s board of directors has changed its recommendation that its stockholders (a) in the case of Gannett, adopt the Merger Agreement, and (b) in the case of the Company, approve the transactions contemplated by the Merger Agreement.

Upon termination of the Merger Agreement under specified circumstances, including, among others, termination by Gannett to enter into a Superior Proposal, Gannett will pay the Company a termination fee equal to $45 million in cash.  The Company is required to pay Gannett a termination fee equal to $28 million in cash in reciprocal circumstances.

Certain Other Terms

The Merger Agreement contains customary representation and warranties of the Company and Gannett.  Between the date of execution of the Merger Agreement and the Effective Time, each of the Company and Gannett has agreed to conduct its business in the ordinary course of business in all material respects consistent with past practice and to comply with certain customary operating covenants.

During the period from the date of the Merger Agreement until the Effective Time, each of the Company and Gannett has agreed not to solicit, initiate or knowingly encourage alternative acquisition proposals from third parties and/or to provide non-public information to third parties regarding any alternative acquisition proposal, subject to certain exceptions.  In addition, each of the Company and Gannett has agreed to use its reasonable best efforts to cause the Merger to be consummated.

The foregoing description of the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 to this Form 8-K and is incorporated herein by reference. The Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, Gannett or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement were made solely for purposes of the Merger Agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s or Gannett’s public disclosures.

Amended and Restated Management Agreement

On August 5, 2019, in connection with the execution of the Merger Agreement, the Company and the Manager entered into the Amended Management Agreement.  Effective upon the consummation of the Merger, the Amended Management Agreement will replace the existing Amended and Restated Management and Advisory Agreement, dated as of February 14, 2014, between the Company and the Manager.

The Amended Management Agreement (i) establishes a termination date for the Manager’s services of December 31, 2021, in lieu of annual renewals of the term; (ii) reduces the “incentive fee” payable under the Amended Management Agreement from 25% to 17.5% for the remainder of the term; (iii) reduces by 50% the number of options that would otherwise be issuable in connection with the issuance of shares as consideration for the Merger, and imposes a premium on the exercise price; (iv) eliminates the Manager’s right to receive options in connection with future equity raises by the Company; and (v) eliminates certain payments otherwise due at or after the end of the term of the prior management agreement.

In connection with entering into the Amended Management Agreement and the occurrence of the Effective Time, the Company will issue to the Manager 4,205,607 shares of Company Common Stock. The Manager is restricted from selling these shares until the expiration of the Amended Management Agreement, or otherwise upon a change in control and certain other extraordinary events. The Company will also grant to the Manager options to acquire 3,163,264 shares of Company Common Stock. These options will have an exercise price of $15.50 and become exercisable upon the first trading day immediately following the first 20 consecutive trading day period in which the closing price of the Company Common Stock (on its principal U.S. national securities exchange) is at or above $20 per share (subject to adjustment), and also upon a change in control and certain other extraordinary events.

Upon expiration of the term of the Amended Management Agreement, the Manager will cease providing external management services to the Company, and the Manager will no longer be the employer of the person serving in the role of Chief Executive Officer of the combined company.

The foregoing description of the Amended Management Agreement is not complete and is qualified in its entirety by reference to the Amended Management Agreement, which is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

Commitment Letter

On August 5, 2019, in connection with the execution of the Merger Agreement, the Company entered into a commitment letter (the “Commitment Letter”) with Apollo Capital Management, L.P. (“Apollo”), pursuant to which Apollo, on behalf of one or more funds, accounts or other clients managed by it or its affiliates, has committed to provide the Company with a $1,792 million first lien term loan facility (the “Acquisition Credit Facility”), to be made available to the Company upon the closing of the Merger, subject to certain terms and conditions set forth in the Commitment Letter.

The Acquisition Credit Facility will bear a fixed interest rate of 11.50% annually, subject to a one-year step-up of 50 basis points in the event that the closing of the Merger occurs more than 6 months following the date of the Commitment Letter. The Acquisition Credit Facility will mature five years following the closing of the Merger and will be freely pre-payable without penalty.

Proceeds from the Acquisition Credit Facility will be used to repay Gannett’s existing revolving credit facility, the Company’s existing revolving credit facility, and Gannett’s outstanding convertible senior notes to the extent put to the Company by the holders thereof, pay the cash portion of the consideration for the Merger, pay fees and expenses incurred in connection with the Merger and the Acquisition Credit Facility and, to the extent of any remaining proceeds, finance ongoing working capital and other general corporate needs.

The Acquisition Credit Facility is subject to negotiation of a mutually acceptable credit or loan agreement and other mutually acceptable definitive documentation, which will include certain representations and warranties, affirmative and negative covenants, financial covenants, events of default and collateral and guarantee agreements that are customarily required for similar financings. Additionally, Apollo’s obligation to provide the financing is subject to the satisfaction of specified conditions and the accuracy of specified representations. The documentation governing the Acquisition Credit Facility has not been finalized and, accordingly, the actual terms may differ from the descriptions in the foregoing summary of the Commitment Letter.

ITEM 8.01- OTHER EVENTS

On August 5, 2019, the Company issued (i) a joint press release with Gannett announcing the entry into the Merger Agreement and the Amended Management Agreement, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference, and (ii) a joint investor presentation with Gannett regarding the Merger, a copy of which is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this communication may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect the Company’s current views regarding, among other things, the proposed transaction between the Company and Gannett, the expected timetable for completing the proposed transaction, the benefits and synergies of the proposed transaction and future opportunities for the combined company, as well as other statements that are other than historical fact. Words such as “anticipate(s),” “expect(s)”, “intend(s)”, “plan(s)”, “target(s)”, “project(s)”, “believe(s)”, “will”, “aim”, “would”, “seek(s)”, “estimate(s)” and similar expressions are intended to identify such forward-looking statements.

Forward-looking statements are based on management’s current expectations and beliefs and are subject to a number of known and unknown risks, uncertainties and other factors that could lead to actual results materially different from those described in the forward-looking statements. The Company can give no assurance that its expectations will be attained. The Company’s actual results, liquidity and financial condition may differ from the anticipated results, liquidity and financial condition indicated in these forward-looking statements.  These forward looking statements are not a guarantee of future performance and involve risks and uncertainties, and there are certain important factors that could cause the Company’s actual results to differ, possibly materially from expectations or estimates reflected in such forward-looking statements, including, among others:

•	the parties’ ability to consummate the proposed transaction and to meet expectations regarding the timing and completion of the proposed transaction;

•
the satisfaction or waiver of the conditions to the completion of the proposed transaction, including the receipt of the required approval of the Company’s stockholders and Gannett’s stockholders with respect to the proposed transaction and the receipt of regulatory clearances required to consummate the proposed transaction, in each case, on the terms expected or on the anticipated schedule;

•	the risk that the parties may be unable to achieve the anticipated benefits of the proposed transaction, including synergies and operating efficiencies, within the expected time-frames or at all;

•
the risk that the committed financing necessary for the consummation of the proposed transaction is unavailable at the closing, and that any replacement financing may not be available on similar terms, or at all;

•	the risk that the businesses will not be integrated successfully or that integration may be more difficult, time-consuming or costly than expected;

•
the risk that operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) may be greater than expected following the proposed transaction;

•	general economic and market conditions;

•	the retention of certain key employees; and

•	the combined company’s ability to grow its digital marketing and business services initiatives, and grow its digital audience and advertiser base.

Additional risk factors that could cause actual results to differ materially from the Company’s expectations include, but are not limited to, the risks identified by the Company in the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q and current reports on Form 8-K. Such forward-looking statements speak only as of the date on which they are made. Except to the extent required by law, the Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

No Offer or Solicitation

This communication is neither an offer to sell, nor a solicitation of an offer to buy any securities, the solicitation of any vote or approval in any jurisdiction pursuant to or in connection with the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, and otherwise in accordance with applicable law.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed transaction between the Company and Gannett. The proposed transaction will be submitted to the Company’s stockholders and Gannett’s stockholders for their consideration.  In connection with the proposed transaction, the Company intends to file with the SEC a registration statement on Form S-4 (the “Registration Statement”), which will include a prospectus with respect to shares of the Company’s common stock to be issued in the proposed transaction and a joint proxy statement for the Company’s stockholders and Gannett’s stockholders (the “Joint Proxy Statement”), and each of the Company and Gannett will mail the Joint Proxy Statement to their respective stockholders and file other documents regarding the proposed acquisition with the SEC.  Stockholders of the Company and Gannett are urged to read all relevant documents filed with the SEC, including the Registration Statement and the Joint Proxy Statement, as well as any amendments or supplements to these documents, carefully when they become available because they will contain important information about the proposed transaction.  The Registration Statement, the Joint Proxy Statement and other relevant materials (when they become available) and any other documents filed or furnished by the Company or Gannett with the SEC may be obtained free of charge at the SEC’s web site, http://www.sec.gov.  In addition, security holders will be able to obtain free copies of the Registration Statement and the Joint Proxy Statement from the Company upon written request to the Company at 1345 Avenue of the Americas, Floor 45, New York, NY 10105, or by calling (212) 479-3160.

Participants in Solicitation

The Company and Gannett and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of shares of the Company common stock and holders of shares of Gannett common stock in respect of the proposed transaction. Information about the directors and executive officers of the Company is set forth in the proxy statement for the Company’s 2019 Annual Meeting of Stockholders, which was filed with the SEC on April 12, 2019. Information about the directors and executive officers of Gannett is set forth in the proxy statement for Gannett’s 2019 Annual Meeting of Stockholders, which was filed with the SEC on March 26, 2019. Investors may obtain additional information regarding the interest of such participants by reading the Registration Statement and the Joint Proxy Statement (once available).  You may obtain free copies of these documents using the sources indicated above.

ITEM 9.01 – FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

2.1*	Agreement and Plan of Merger, dated as of August 5, 2019, by and among New Media Investment Group Inc., Gannet Co., Inc., Arctic Holdings LLC and Arctic Acquisition Corp.

10.1	Amended and Restated Management and Advisory Agreement, dated as of August 5, 2019, by and between New Media Investment Group Inc. and FIG LLC

99.1	Joint Press Release issued by New Media Investment Group Inc. and Gannett Co., Inc. on August 5, 2019

99.2	Joint Investor Presentation of New Media Investment Group Inc. and Gannett Co., Inc., dated August 5, 2019

* Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K.  The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW MEDIA INVESTMENT GROUP INC.

Date: August 6, 2019	By:	/s/ Michael E. Reed
Name: Michael E. Reed
Title: Chief Executive Officer and President

EXHIBIT INDEX

Exhibit No.	Description
2.1*	Agreement and Plan of Merger, dated as of August 5, 2019, by and among New Media Investment Group Inc., Gannet Co., Inc., Arctic Holdings LLC and Arctic Acquisition Corp.

10.1	Amended and Restated Management and Advisory Agreement, dated as of August 5, 2019, by and between New Media Investment Group Inc. and FIG LLC

99.1	Joint Press Release issued by New Media Investment Group Inc. and Gannett Co., Inc. on August 5, 2019

99.2	Joint Investor Presentation of New Media Investment Group Inc. and Gannett Co., Inc., dated August 5, 2019

*Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K.  The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.